Voyager Reports Fourth Quarter and Full Year 2025 Financial Results, Enters 2026 with Record Backlog, Increases 2026 Revenue Guidance
March 9, 2026
DENVER, March 9, 2026 /Business Wire/ -- Voyager Technologies, Inc. [NYSE: VOYG] (“Voyager” or the “Company”), today announced financial results for the fourth quarter and full year 2025.
Based on record year-end 2025 Backlog of $265.6 million, Voyager is increasing its 2026 revenue guidance to be in the range of $225 - $255 million.
Fourth Quarter and Full-Year 2025 Business Highlights
•Delivered record fourth quarter net sales of $46.7 million, including 63% growth from the Defense and National Security segment
•Net sales for the full year of $166.4 million up 15% year over year
•Record year-end Total Backlog of $265.6 million, an increase of 33% over the prior year
•Strengthened portfolio capabilities across propulsion, energetics, space infrastructure and defense systems completing five strategic acquisitions, including ExoTerra Resource and Estes Energetics during the fourth quarter
•Advanced development of Starlab, achieving ten NASA milestones in 2025 (four during the fourth quarter) and 31 milestones to date, receiving $56.0 million during 2025 and $183.2 million inception-to-date in cash milestone proceeds
•Ended full year 2025 with total liquidity of $704.7 million, a 15% sequential quarterly increase
•Incurred fourth quarter net loss of $(30.2) million and loss per share of $(0.52); non-GAAP adjusted loss of $(21.7) million and non-GAAP adjusted loss per share of $(0.37), full year net loss of $(116.1) million and loss per share of $(2.89); non-GAAP adjusted loss of $(82.4) million and non-GAAP adjusted loss per share of $(2.05)
•Fourth quarter Non-GAAP Adjusted EBITDA of $(21.8) million, and full year of $(69.9) million
“2025 was a transformational year for Voyager. We successfully completed our IPO, delivered record fourth quarter revenue, and closed the year with record backlog and liquidity over $700 million. Demand across defense, national security and space continues to accelerate and we are investing to address that increasing demand.” said Voyager Technologies CEO Dylan Taylor.

Taylor continued, “The strategic acquisitions completed this year — particularly ExoTerra and Estes Energetics — significantly enhance our propulsion and energetics platform, deepen our vertical integration, and expand our ability to support Golden Dome missile defense programs, resilient space infrastructure, and mission-critical national security priorities. Starlab accomplished meaningful milestones, ending the year with the completion of our commercial Critical Design Review, validating the maturity of the program as we transition to full system procurement and development. With record backlog, enhanced capabilities, and ample liquidity, we are entering 2026 from a position of strength — focused on converting accelerating demand into sustained revenue growth and long-term shareholder value.”

Business Outlook for the Full Year 2026

For the full year 2026, Voyager now expects total net sales in the range of $225 million to $255 million, representing year-over-year growth in the range of 35% to 53%. This outlook underscores the resilience of our business model and reflects the successful execution of its growth strategy, including contributions from recently acquired businesses, while recognizing uncertainty in the near-term attributable to the government shutdown.
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

Business and Financial Performance Results
Voyager’s net sales for the three months ended December 31, 2025 were $46.7 million, up 24% year over year, and up 46% when adjusted for the planned wind-down of the NASA services contract within the Space Solutions segment. For the full year, achieved net sales of $166.4 million, up 15% year over year, and up 27% when adjusted for the planned wind-down of the NASA services contract within the Space Solutions segment.
Voyager’s Defense and National Security segment provides leading technology capabilities that support marquee programs with expertise in defense systems, signals intelligence, communication technologies, and guidance, navigation and control systems. For the three month ended December 31, 2025, the Defense and National Security segment net sales increased $13.7 million, or 63% year over year, to $35.7 million, primarily driven by progress on the Next Generation Interceptor (“NGI”) program and an undisclosed program. For the full year the Defense and National Security segment increased net sales 59% to $123.0 million.

Voyager’s Space Solutions segment operates at the forefront of space technology, specializing in mission enabling, reliable hardware, software and engineering services for space missions. For the three month ended December 31, 2025, the Space Solutions segment net sales declined $5.2 million, or 29% year over year, to $12.5 million primarily due to the anticipated conclusion of a multi-year service contract with NASA. For the full year the Space Solutions segment experienced decreased net sales of (36)% to $47.6 million.
Our Starlab Space Stations segment is a Voyager-led, majority-owned joint venture focused on developing the commercial replacement for the International Space Station. While Starlab does not generate revenue today, nor is expected to generate revenue in the near term, we have received significant funding from NASA under our Space Act Agreement. In the fourth quarter of 2025, Starlab achieved four key milestone and received $9.5 million in cash from NASA, highlighting strong progress and continued momentum.
Backlog
As of December 31, 2025, total backlog was $265.6 million, including $146.1 million of funded backlog from signed contracts with remaining work. Funded contracts represent definitized contracts for performance obligations from customers that contain the right to receive consideration in exchange for goods transferred to the customer. The unfunded portion (also referred to as unfunded contract options) includes contract options not yet exercised and potential work under Indefinite Delivery/Indefinite Quantity contracts.
Innovation Spend
Innovation is a foundational pillar of our long-term strategy and a key differentiator across the defense, national security and space sectors. For the three month ended December 31, 2025, innovation spend was 21.9% of net sales, excluding Starlab, and 132% on a consolidated basis. See Table 5 for additional details.

Conference Call and Live Webcast
Voyager Technologies, Inc. will host its fourth quarter 2025 earnings conference call Tuesday, March 10, 2026, at 9 a.m. ET. Hosting the call to review results will be Dylan Taylor, Chief Executive Officer; Phil De Sousa, Chief Financial Officer; and Adi Padva, Senior Vice President, Corporate Development and Investor Relations.
A live webcast of the call will be made available on the Events & Presentations section of Voyager’s Investor Relations website at investors.voyagertechnologies.com. The earnings release and presentation will be posted to the Investor Relations website prior to the call.
A replay of the call will be available approximately one hour after the call through the archived webcast on the Events & Presentations section of Voyager’s Investor Relations website.
Audio Replay
An audio replay of the event will be archived on the Investor Relations section of the Company's website at https://investors.voyagertechnologies.com.
About Voyager Technologies, Inc.
Voyager Technologies, Inc. is a defense and space technology company committed to advancing and delivering transformative, mission-critical solutions. By tackling the most complex challenges, Voyager aims to unlock new frontiers for human progress, fortify national security, and protect critical assets from ground to space. For more information visit: voyagertechnologies.com.

Non-GAAP Financial Measures
Non-GAAP financial measures are not calculated or presented in accordance with GAAP and other companies in our industry may calculate them differently than we do. As a result, non-GAAP financial measures have limitations as analytical and comparative tools and you should not consider them in isolation, or as a substitute, for analysis of our results as reported under GAAP. In addition, in evaluating Adjusted EBITDA, adjusted earnings per share and free cash flow, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation. Our presentation of Adjusted EBITDA, adjusted loss per share and free cash flow should not be construed as an inference that our future results will be unaffected by unusual items. Management compensates for these limitations by primarily relying on our GAAP results in addition to using Adjusted EBITDA, adjusted earnings per share and free cash flow supplementally.
Adjusted EBITDA
We consider Adjusted EBITDA to be a useful, supplemental, measure of our operating performance. We use Adjusted EBITDA to supplement GAAP measures in evaluating the performance of our business and the effectiveness of our strategies, to make budgeting decisions, make certain compensation decisions, and to compare our performance against that of our peer companies, many of which present similar non-GAAP financial measures.
In addition, we believe Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as they remove the impact of our capital structure and other items not indicative of our core operating performance from operating results.
We define EBITDA as net loss attributable to Voyager Technologies, Inc. plus (less) finance and interest expense, provision for income tax expense (benefit), and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for stock-based compensation, business acquisition costs, restructuring charges, impairment losses, income (loss) attributable to noncontrolling interests, and other items we do not believe are indicative of our core operating performance, including incremental organizational costs attributable to our initial public offering, changes in the fair value of earnout liabilities, and foreign exchange gain/loss.
Free Cash Flow
We consider free cash flow to be a useful, supplemental measure of our ability to generate cash on a normalized basis. We use free cash flow to supplement GAAP measures in evaluating our flexibility to allocate capital and pursue opportunities that may enhance shareholder value and the effectiveness of our strategies, to make budgeting decisions and to compare our performance against that of our peer companies, many of which present similar non-GAAP financial measures.
We believe that while expenditures and dispositions of property, plant and equipment will fluctuate on a period-to-period basis, we seek to ensure that we have adequate capital on hand to maintain ongoing operations and enable growth of the business. Additionally, free cash flow is of limited usefulness in that it does not represent residual cash flows available for discretionary expenditures due to the fact the measures do not deduct the payments required for debt service and other contractual obligations or payments.
We define free cash flow as the sum of our cash (used in) provided by operating activities less our net capital expenditures. The net capital expenditures of the Company are defined as the gross capital expenditures for the purchase of property and equipment less the grant funding we received in order to make such purchases. Based on the nature of government grants for purposes of funding capital expenditures on our Starlab program, these grants are pass through for purposes of making capital expenditures as they are directly used to source funding on capital expenditures. Our calculation of free cash flow may not be comparable to the calculation of similarly titled measures reported by other companies.
Adjusted Earnings Per Share
We consider adjusted earnings per share to be a useful, supplemental measure of our operations on a per share basis adjusting for items that are considered either non-operational or significant infrequent expenses or that are sources of income that are not recurring to the business on a frequent basis. We define adjusted earnings per share as the net income/loss attributable to common stockholders adjusted for stock-based compensation, business acquisition costs, restructuring, and other items mainly related to financing expenses and other individually immaterial items divided by our diluted basis number of weighted average shares outstanding during the period. Since the adjustments made for presentational purposes do not impact the tax basis of the Company, the adjustments have been presented on a tax free basis.
Innovation Spend
We are focused on delivering innovative solutions to the defense, national security and space end markets, and research and development is at the core of our business. We believe innovation spend and innovation spend excluding Starlab provide our management and investors useful measures of our aggregate spend on research and development type activities in support of our customers’ needs and our future growth.
However, innovation spend is an operating metric, not a financial measure calculated or presented in accordance with GAAP, and companies in our industry may calculate innovation spend or similar operating metrics differently than we do. We define innovation spend as research and development costs associated with IRS Section 174 categorization, as well as spend on designated development programs. Development programs are defined as initiatives that, when developed, will expand the Company’s product offerings under a customer funded arrangement. Innovation spend is comprised of various costs recognized in cost of sales and research and development costs within the consolidated statements of operations, as well as certain costs capitalized within property and equipment, net on our consolidated balance sheets. We define innovation spend excluding Starlab as innovation spend, minus the portion of innovation spend attributable to Starlab Space Stations.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this presentation that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding Voyager’s financial outlook, anticipated financial and operational performance and liquidity, including without limitation, long-term cash generation, and other projections. The words “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither promises nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements to differ materially from those indicated by those statements including, but not limited to: our ability to generate, sustain and manage our growth given our limited operating history in an evolving industry; factors out of our control that affect our success and revenue growth; our ability to generate a sustainable order rate for our products and services and develop new technologies to meet customer needs; our compliance with development contracts with third-parties and losses from fixed price contracts; our history of losses and ability to achieve profitability; risks related to Starlab; the unpredictable environment of space; our customer concentration and risks with contracting with the U.S. government; risk related to our international operations, currency fluctuations and political or economic instability in markets in which we operate; risks related to our compliance with new or existing data privacy, cybersecurity and other applicable regulations; our inability to adequately enforce and protect our intellectual property; our ability to consummate future acquisitions on satisfactory terms or effectively integrate acquired operations; and other important factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K to be filed with the Securities and Exchange Commission (the “SEC”) , as any such factors may be updated from time to time in our other filings with the SEC, accessible on the SEC’s website at www.sec.gov and our investor relations site at investors.voyagertechnologies.com.
The forward-looking statements included in this announcement are only made as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

Website Disclosure

Investors and others should note that we announce material financial and operational information to our investors using press releases, SEC filings and public conference calls and webcasts, as well as our investor relations site at investors.voyagertechnologies.com. We may also use our website as a distribution channel of material information about the company. In addition, you may automatically receive email alerts and other information about Voyager when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investors.voyagertechnologies.com.

CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share and per share amounts)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$491,329	$55,930
Accounts receivable, net	29,819	15,360
Contract assets	29,786	17,304
Inventories	3,825	1,526
Prepaid expenses and other current assets	26,541	11,461
TOTAL CURRENT ASSETS	581,300	101,581
Property and equipment, net	164,286	49,439
Operating lease right-of-use assets	18,164	8,167
Intangible assets, net	98,982	34,684
Goodwill	157,674	46,515
Other assets	30,048	7,210
TOTAL ASSETS(1)	$1,050,454	$247,596

LIABILITIES, MEZZANINE EQUITY, AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$27,386	$22,787
Contract liabilities	24,338	21,365
Operating lease liabilities	5,831	3,000
SMI promissory note, current	—	665
Accrued expenses and other current liabilities	75,472	39,594
TOTAL CURRENT LIABILITIES	133,027	87,411
Term loan, net	—	56,991
Operating lease liabilities, non-current	13,336	6,205
Contract liabilities, non-current	7,899	2,762
Convertible notes, net	447,634	7,435
Embedded derivatives	—	2,723
Deferred tax liabilities	8,858	112
SMI promissory note	—	23,928
Other long-term liabilities	10,167	102
TOTAL LIABILITIES(1)	$620,921	$187,669
Mezzanine equity:
Class A-1 redeemable preferred stock: $0.0001 par value; 0 shares authorized, issued and outstanding at December 31, 2025; 7,500,000 shares authorized and 6,967,720 shares issued and outstanding at December 31, 2024; redeemable at the option of the holder with a liquidation preference of $105,581 at December 31, 2024	$—	$93,496
Redeemable noncontrolling interests	—	32,431
Equity (Deficit):
Class A preferred stock: $0.0001 par value per share; 0 shares authorized, issued, and outstanding at December 31, 2025; 1 share authorized, issued, and outstanding at December 31, 2024; liquidation preference of $1 at December 31, 2024	—	—
Class B convertible preferred stock: $0.0001 par value per share; 0 shares authorized, issued, and outstanding at December 31, 2025; 4,400,000 shares authorized and 3,285,995 shares issued and outstanding at December 31, 2024; liquidation preference of $146,454 at December 31, 2024	—	132,835
Class C preferred stock: $0.0001 par value per share; 0 shares authorized, issued, and outstanding at December 31, 2025; 4,600,000 shares authorized and 1,537,818 shares issued and outstanding at December 31, 2024	—	63,464
Common stock: $0.0001 par value per share; 0 shares authorized, issued, and outstanding at December 31, 2025; 375,000,000 shares authorized and 13,297,289 shares issued and outstanding at December 31, 2024	—	1
Class A common stock: $0.0001 par value per share; 400,000,000 shares authorized; 54,546,859 shares issued and 53,383,859 outstanding at December 31, 2025, 0 shares authorized, issued, and outstanding at December 31, 2024	5	—
Class B common stock: $0.0001 par value per share; 50,000,000 shares authorized; 5,758,566 shares issued and outstanding at December 31, 2025, 0 shares issued and outstanding at December 31, 2024	1	—
Additional paid-in capital	797,438	15,081
Treasury stock, at cost	(27,702)	—
Accumulated other comprehensive (loss) income	(95)	28
Accumulated deficit	(385,927)	(281,113)
Total Voyager Technologies, Inc. equity (deficit)	383,720	(69,704)
Noncontrolling interests	45,813	3,704
TOTAL EQUITY (DEFICIT)	429,533	(66,000)
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY (DEFICIT)	$1,050,454	$247,596

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$46,651	$37,712	$166,419	$144,180
Cost of sales	36,661	27,564	136,544	109,265
Selling, general, and administrative	35,452	18,512	117,085	62,570
Research and development	5,173	371	12,753	7,611
Impairment losses	—	—	—	3,594
Amortization of acquired intangibles	3,394	3,047	8,535	9,582
Loss from operations	$(34,029)	$(11,782)	$(108,498)	$(48,442)
Other income (expense):
Change in fair value of embedded derivatives	$—	$387	$—	$387
Loss on debt extinguishment	—	1,905	(7,804)	(9,392)
Finance and interest expense, net	(1,369)	(2,987)	(6,821)	(12,016)
Other income, net	3,589	1,173	10,351	2,127
Loss before income taxes	(31,809)	(11,304)	(112,772)	(67,336)
Income tax (benefit) expense	1,193	(1,926)	(440)	(1,708)
Net loss	(33,002)	(9,378)	(112,332)	(65,628)
Net loss attributable to noncontrolling interests	(2,781)	(418)	(7,518)	(3,556)
Net loss attributable to Voyager Technologies, Inc.	(30,221)	(8,960)	(104,814)	(62,072)
Less: dividends accrued on preferred stock	(1)	5,737	11,258	21,816
Net loss available to common shareholders	$(30,220)	$(14,697)	$(116,072)	$(83,888)

Net loss per common share:
Basic	$(0.52)	$(1.68)	$(2.89)	$(6.59)
Diluted	$(0.52)	$(1.68)	$(2.89)	$(7.01)
Weighted-average shares outstanding:
Basic	58,410,709	8,758,462	40,213,015	12,736,454
Diluted	58,410,709	8,758,462	40,213,015	12,746,454

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(112,332)	$(65,628)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	$13,416	$13,595
Impairment losses	—	3,594
Stock-based compensation	18,916	3,761
Amortization of operating lease right-of-use assets	2,976	2,782
Loss on debt extinguishment	7,804	9,392
Amortization of debt issuance costs and other non-cash interest expense	3,038	5,667
Reduction in fair value of earnout	—	(5,659)
Deferred taxes	(478)	(2,614)
Non-cash services acquired	13,752	12,669
Other	667	(160)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	$(5,156)	$(4,432)
Prepaid expenses and other current assets	(4,943)	101
Contract assets	(556)	(1,485)
Inventories	(341)	1,576
Other assets	(4,228)	(5,432)
Accounts payable	4,073	(6,070)
Contract liabilities	(6,657)	7,408
Accrued expenses	12,084	8,554
Operating lease liabilities	(2,766)	(2,829)
Other liabilities	(212)	(292)
Net cash used in operating activities	$(60,943)	$(25,502)

Cash Flows from Investing Activities:
Purchases of property and equipment	$(144,673)	$(82,703)
Grant funding for property and equipment	50,400	54,930
Acquisitions, net of cash acquired	(151,834)	—
Purchase of investments	(15,500)	—
Net cash (used in) provided by investing activities	$(261,607)	$(27,773)

Cash Flows from Financing Activities:
Proceeds from Term Loan, net	$—	$57,922
Repayment of Term Loan	(64,420)	(56,574)
Borrowings from the credit facility	64,500	—
Repayments on the credit facility	(64,500)	—
Proceeds from the issuance of Common stock, net	45,886	—
Proceeds from the issuance of Class B convertible preferred stock, net	—	—
Proceeds from the issuance of Class C preferred stock, net	116,047	66,598
Proceeds from the issuance of Class A common stock upon IPO, net of underwriting costs	409,406	—
Costs associated with initial public offering	(8,550)	—
Sale of noncontrolling interest	81,720	13,425
Redemptions of redeemable noncontrolling interests	—	(10,739)
Repayment of line of credit	—	—
Purchase of noncontrolling interest	(10,724)	—
Redemptions of Class A-1 redeemable preferred stock	(3,044)	—
Cash repayment of Preferred B dividends	(27,584)	—
Costs associated with the credit facility	(3,311)	—
Proceeds from convertible notes	460,000	10,097
Payments for debt issuance costs related to convertible notes	(13,184)	—
Payment of forward stock purchase transaction	(131,147)	—
Share repurchases	(27,702)	—
Purchase of Capped Call Option	(66,746)	—
Other	1,176	(1,772)
Net cash provided by financing activities	$757,823	$78,957

Effect of foreign exchange on cash and cash equivalents	$126	$(31)
Net increase (decrease) in cash and cash equivalents	435,399	25,651
Cash and cash equivalent at the beginning of the period	55,930	30,279
Cash and cash equivalents at the end of the period	$491,329	$55,930

TABLE 1 - NET SALES
(Unaudited, in thousands)

	Three Months Ended		Change		Years Ended		Change
	December 31, 2025	December 31, 2024	Year over Year	%	December 31, 2025	December 31, 2024	Year over Year	%
Net Sales:
Defense and National Security	$35,710	$21,969	$13,741	62.5%	$122,954	$77,470	$45,484	58.7%
Space Solutions	12,464	17,665	(5,201)	(29.4)%	47,583	74,593	(27,010)	(36.2)%
Starlab Space Stations	—	—	—	—	—	—	—	—
Total Net Sales, reportable segments	48,174	39,634	8,540	21.5%	170,537	152,063	18,474	12.1%
Intersegment eliminations	(1,523)	(1,922)	399	(20.8)%	(4,118)	(7,883)	3,765	(47.8)%
Total Net Sales	$46,651	$37,712	$8,939	23.7%	$166,419	$144,180	$22,239	15.4%
TABLE 2 - ADJUSTED EBITDA
(Unaudited, in thousands)

	Three Months Ended		Years Ended
(dollars in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net loss attributable to Voyager Technologies, Inc.	$(30,221)	$(8,960)	$(104,814)	$(62,072)
Finance and interest expense, net	1,369	2,987	6,821	12,016
Depreciation and amortization	4,975	4,000	13,415	13,595
Income tax expense (benefit)	1,193	(1,926)	(440)	(1,708)
EBITDA	(22,684)	(3,899)	(85,018)	(38,169)
Stock-based compensation	3,527	1,073	18,917	3,761
Business acquisition costs(1)	2,450	27	3,372	282
Restructuring(2)	494	320	2,054	2,295
Impairment losses	—	—	—	3,594
Net loss attributable to noncontrolling interests	(2,781)	(418)	(7,518)	(3,556)
Interest income	(3,764)	(489)	(11,590)	(1,875)
Other(3)	934	(2,895)	9,844	3,685
Adjusted EBITDA	$(21,824)	$(6,281)	$(69,939)	$(29,983)
________________
(1)Business acquisition costs include legal costs and incremental transaction costs associated with an acquisition.
(2)Restructuring includes costs for retention and severance payments related to management’s decision to undertake certain actions to realign our cost structure through workforce reductions and the closure of certain facilities, businesses and product lines.
(3)Other includes capital market and advisory fees related to advisors assisting with transitional activities associated with becoming a public company, changes in fair value of earn out liabilities, and foreign exchange gain/loss that are all individually insignificant for the period. Other also contains debt extinguishment costs of $7.8 million for the year ended December 31, 2025, $9.4 million for the year ended December 31, 2024, and $1.9 million for the three months ended December 31, 2024. There were no debt extinguishment costs for the three months ended December 31, 2025.

TABLE 3 - FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended		Years Ended
(dollars in thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cash used in operating activities	$(14,979)	$(5,499)	$(60,943)	$(25,502)
Purchases of property and equipment	(48,111)	(29,943)	(144,673)	(82,703)
Grant funding for property and equipment	8,550	25,200	50,400	54,930
Free cash flow	$(54,540)	$(10,242)	$(155,216)	$(53,275)
TABLE 4 - ADJUSTED EARNINGS PER SHARE
(Unaudited, in thousands)

	Three Months Ended		Years Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net loss attributable to common shareholders	$(30,220)	$(14,697)	$(116,072)	$(83,888)
Stock-based compensation	3,527	1,073	18,917	3,761
Business acquisition costs(1)	2,450	27	3,372	282
Restructuring(2)	494	320	2,054	2,295
Impairment losses	—	—	—	3,594
Deferred income tax expense	1,135	(2,106)	(478)	(2,614)
Other(3)	934	(2,895)	9,844	3,685
Adjusted net loss attributable to common shareholders	(21,680)	(18,278)	(82,363)	(72,885)
Adjusted net loss per common share	$(0.37)	$(2.09)	$(2.05)	$(5.72)
________________
(1)Business acquisition costs include legal costs and incremental transaction costs associated with an acquisition.
(2)Restructuring includes costs for retention and severance payments related to management’s decision to undertake certain actions to realign our cost structure through workforce reductions and the closure of certain facilities, businesses and product lines.
(3)Other includes capital market and advisory fees related to advisors assisting with transitional activities associated with becoming a public company, changes in fair value of earn out liabilities, and foreign exchange gain/loss that are all individually insignificant for the period. Other also contains debt extinguishment costs of $7.8 million for the year ended December 31, 2025, $9.4 million for the year ended December 31, 2024, and $1.9 million for the three months ended December 31, 2024. There were no debt extinguishment costs for the three months ended December 31, 2025.
TABLE 5 - INNOVATION SPEND
(Unaudited, in thousands)

	Three Months Ended				Years Ended December 31,
(dollars in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	2025	2024
Capitalized research and development under section 174	$55,335	$44,080	$32,658	$33,599	$165,672	$105,206
Development program innovation spend(1)	6,436	5,277	5,989	5,513	23,215	22,024
Innovation spend	$61,771	$49,357	$38,647	$39,112	$188,887	$127,230
Less: Starlab Space Stations innovation spend	51,573	41,865	30,538	29,378	153,354	101,678
Innovation spend excluding Starlab Space Stations	$10,198	$7,492	$8,109	$9,734	$35,533	$25,552
Innovation spend as a percentage of net sales	132.4%	124.7%	84.6%	113.3%	113.5%	88.2%
Innovation spend excluding Starlab Space Stations as a percentage of net sales	21.9%	18.9%	17.8%	28.2%	21.4%	17.7%

________________
(1)Development program innovation spend represents program spend on designated innovation programs within the business that is necessary for fulfillment of performance obligations on revenue generating programs.

For additional media and information, please follow us:
LinkedIn
X

Investor contact:
investors@voyagertechnologies.com

Media contact:
Dana Carroll, VP Marketing & Communications
dana.carroll@voyagertechnologies.com

Source: Voyager Technologies, Inc.